UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 1, 2011

(Date of Earliest Event Reported)

Guidance Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33197	95-4661210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 North Marengo Avenue, Pasadena, California	91101
(Address of Principal Executive Offices)	(Zip Code)

(626) 229-9191

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment of Material Compensatory Plan

On February 23, 2011, Guidance Software, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement with Victor Limongelli (the “Amended and Restated Employment Agreement”), the Chief Executive Officer and President of the Company, which amends and restates Mr. Limongelli’s original employment agreement with the Company, dated as of December 6, 2007. The Amended and Restated Employment Agreement provides for an increase of his annual base salary from $350,000 to $395,000, effective April 1, 2011. Under the Amended and Restated Employment Agreement, Mr. Limongelli and the Company also acknowledged that the terms of the Amended and Restated Employment Agreement or Mr. Limongelli’s original employment agreement, as applicable, superseded and replaced in their entirety, with respect to Mr. Limongelli, the Guidance Software, Inc. Executive Retention and Severance Plan, adopted on April 20, 2005, and Mr. Limongelli’s participation agreement thereunder, dated April 21, 2005.

The foregoing summary is qualified in its entirety by reference to the full text of the Amended and Restated Employment Agreement, which is incorporated by reference herein. A copy of the Amended and Restated Employment Agreement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Amended and Restated Employment Agreement between Victor Limongelli and Guidance Software, Inc., executed February 23, 2011.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guidance Software, Inc.

Date: March 1, 2011	By:	/S/ Victor Limongelli
	Name:	Victor Limongelli
	Title:	President, Chief Executive Officer and Director